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MITEK SYSTEMS, INC.
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On January 28, 2025, Mitek Systems, Inc. (the “Company”) issued the following press release.
Mitek Systems Announces Mark Rossi as a Nominee to its Board of Directors
To be Voted on at the Company’s Annual Meeting in March
San Diego, California, January 28, 2025 — Mitek Systems, Inc. (NASDAQ: MITK), a global leader in digital identity verification, mobile capture, and fraud management, today announced the nomination of Mark Rossi to its board of directors. Mr. Rossi will also serve as a member of the board’s audit committee, pending shareholder approval at the company’s upcoming annual meeting.
Mr. Rossi brings over four decades of strategic, financial, and operational expertise, having served on the boards of approximately 25 companies, including seven public entities. He is a co-founder of Cornerstone Equity Investors, where he managed a series of Private Equity funds over a period of 25 years. His investment experience spans various industries, including technology, business and financial services and consumer products. Cornerstone's notable portfolio investments include Dell Computer, Health Management Associates, and Novatel Wireless.
“I had the privilege of working with Mark during his time on the board at Cardtronics, where I saw firsthand his ability to build strong, accountable relationships with both management and directors," said Ed West, CEO of Mitek Systems. "Mark served as a trusted thought partner, helping us navigate strategic, operational, financial, and competitive challenges with clarity and purpose. His extensive experience across industries, along with his deep governance expertise, will be valuable as we advance Mitek's growth strategy and continue to deliver value to our customers and shareholders.”
In addition to his private equity achievements, Mr. Rossi has deep expertise in corporate governance, M&A, IPOs, and organizational restructuring. Currently, he consults and serves as a director for companies ranging from startups to enterprises with revenues exceeding $1 billion. He is also Chairman of the Board for Vali Cyber, a cybersecurity firm specializing in providing advanced cybersecurity solutions for hypervisors and Linux based environments.
Mr. Rossi’s nomination underscores Mitek’s commitment to strengthening its leadership and oversight as the company continues to expand its market presence and drive long-term value creation. His expertise in safeguarding digital environments and addressing emerging security threats complements Mitek’s mission to protect global enterprises and their customers from fraud and cyber risks.

About Mitek
Mitek (NASDAQ: MITK) is a global leader in digital access, founded to bridge the physical and digital worlds. Mitek’s advanced identity verification technologies and global platform make digital access faster and more secure than ever, providing companies new levels of control, deployment ease and operation, while protecting the entire customer journey. With solutions trusted by 7,900 organizations around the world, including the majority of North American financial institutions which rely on our mobile check deposit solutions, Mitek helps companies reduce risk and meet regulatory requirements. Learn more at www.miteksystems.com.
Follow Mitek on LinkedIn and YouTube, and read Mitek’s latest blog posts here.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical fact. Although Mitek believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, including, but not limited to, the following: our ability to successfully manage leadership transition, execute on our strategy and drive profitability, and the risk factors we identify in our Securities and Exchange Commission filings, and actual results may differ materially from the results discussed in such forward-looking statements. Mitek undertakes no duty to update publicly any forward-looking statement that it may make, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation, or other competent legal authority.
Contact
Media Inquiries:
pr@miteksystems.com